U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021 (December 21, 2020)

Commission file number: 333-216783

CRANK MEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada	33-1227600
State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization	Identification No.)

Stephen Brown

1720-650 West Georgia Street

Vancouver, British Columbia, Canada V6B 4N8

(Address of principal executive offices)

(604) 558-2515

(Registrant’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act: None.

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, $0.001 par value per share (Title of Class)

Team 360 Sports Inc.

163 Killian Rd.

Maple, Ontario, Canada LGA 1A8

(Former name or former address, if changed since last report.)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Registrant (Team 360 Sports Inc) entered into the “General Agreement” with Crank Media Inc (“CMI”) on December 21, 2020. A copy of the General Agreement is included as an Exhibit to this Form 8-K Report.

The General Agreement includes terms and conditions providing for the following:

              1. Sandor Miklos will resign as both Chief Executive Officer and Chief Financial of the Registrant and will be replaced by Stephen Brown.

              2. Sandor Miklos will remain on the board of directors, the other current directors will resign, and Stephen Brown and Douglass Magallon will be appointed to the board of directors.

              3. The Registrant will change its name from “Team 360 Sports Inc” to “Crank Media Inc”.

              4. The Registrant will change its trading symbol from “TSOP” to “CRNK”.

              5. CMI will settle two debts owed by the Registrant that are outstanding in the amounts of $100,000 and $30,000 within 45 days of the General Agreement.

              6. CMI agrees that all film, TV, music and digital VR projects owned by Stephen Brown and CMI will be “merged into the public company and become the assets of the surviving entity Crank Media Inc the then traded company.  These projects include all assets currently on the website www.crankmedia.ca.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
10.1	General Agreement dated December 21, 2020 by and between Team 360 Sports Inc and Crank Media Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Crank Media Inc.

By: /s/ Stephen Brown

Name: Stephen Brown

Title: Chief Executive Officer and President

Dated: February 3, 2021

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